UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2005

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On September 26, 2005 (the “Effective Date”), as a result of the retirement of Arnold S. Bloom, Russ Berrie and Company, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Marc S. Goldfarb, with respect to his employment as Vice President, General Counsel and Secretary of the Company.  In accordance with the terms of the Agreement, Mr. Goldfarb will be entitled to an annual base salary of $260,000.  Mr. Goldfarb will also be entitled to participate in the Company’s Incentive Compensation Program (“IC Program”), with an Applicable Percentage (as defined in the IC Program) for 2005 of 40% and an IC Factor (as defined in the IC Program) of $104,000, pro-rated based on the Effective Date (for total potential incentive compensation under the IC Program of approximately $39,000 for 2005 and $156,000 for 2006, assuming no change in Applicable Percentage or base salary).  In addition, after 3 months of continuous employment, Mr. Goldfarb will be granted 40,000 stock options pursuant to the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan.  Future option grants will be at the discretion of the Compensation Committee of the Board of Directors of the Company.

Mr. Goldfarb is also entitled to participate generally in all retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, including the Company’s Severance Policy for Domestic Vice Presidents (and above), and will receive a monthly car allowance.  Mr. Goldfarb is a participant in the Company’s Change of Control Severance Plan.

On September 28, 2005, as a result of the retirement of Arnold S. Bloom as the Company’s Vice President, General Counsel and Secretary, and in recognition of his many years of service with the Company, the Company entered into a severance agreement (the “Severance Agreement”) with Mr. Bloom, effective September 26, 2005.  Pursuant to the Severance Agreement, Mr. Bloom shall serve as a Company Vice President from September 26, 2005 until December 31, 2005 at his current salary and benefit level, at which time his employment with the Company shall terminate.  Beginning in January, 2006, for a period of twelve months, the Company will (i) pay Mr. Bloom severance at his current base salary level and (ii) continue Mr. Bloom’s coverage (at the Company’s expense) under the Company’s employee benefit plans.  In addition, beginning in January, 2006, over the course of 2006, the Company will pay Mr. Bloom additional severance in the aggregate amount of $67,990.

In addition, on September 28, 2005, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Bloom, effective January 1, 2006, pursuant to which Mr. Bloom will serve as a consultant to the Company at least one day a week over the nine-month period commencing January 1, 2006, for a minimum aggregate consultancy fee of $35,880.  In addition, to the extent additional services are requested by the Company in its discretion, Mr. Bloom will serve as a consultant at a daily rate of $920 for any additional days he is engaged.

Section 8 — Other Events

Item 8.01  Other Events

On September 28, 2005, the Company issued a press release announcing the retirement of Mr. Bloom and the engagement of Mr. Goldfarb as Vice President, General Counsel and Secretary of the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 10.95          Employment Agreement dated September 26, 2005, between Russ Berrie and Company, Inc. and Marc S. Goldfarb.

Exhibit 10.96          Severance Agreement dated September 28, 2005, between Russ Berrie and Company, Inc. and Arnold S. Bloom.

Exhibit 10.97          Consulting Agreement dated September 28, 2005, between Russ Berrie and Company, Inc. and Arnold S. Bloom

Exhibit 99.1            Press Release, dated September 28, 2005, announcing the retirement of Mr. Bloom and the engagement of Mr. Goldfarb as Vice President, General Counsel and Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
John D. Wille
Vice President and Chief Financial Officer

Exhibit Index

Exhibit 10.95          Employment Agreement dated September 26, 2005, between Russ Berrie and Company, Inc. and Marc S. Goldfarb.

Exhibit 10.96          Severance Agreement dated September 28, 2005, between Russ Berrie and Company, Inc. and Arnold S. Bloom.

Exhibit 10.97          Consulting Agreement dated September 28, 2005, between Russ Berrie and Company, Inc. and Arnold S. Bloom

Exhibit 99.1            Press Release, dated September 28, 2005, announcing the retirement of Mr. Bloom and the engagement of Mr. Goldfarb as Vice President, General Counsel and Secretary of the Company.